EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value HK$0.00001 per share, of Gushan Environmental Energy Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 13th day of February 2009.

Ideanew Profits Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director

The Yangtze Ventures II Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director

Goldcrest Development Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director

Shui On Construction and Materials Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Chief Executive Officer

Big Winner Enterprises Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director

On Capital China Fund	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director

Peak Fortune Assets Limited	By:	/s/ Wong Yuet Leung, Frankie
	Name:	Wong Yuet Leung, Frankie
	Title:	Director